UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 5, 2015

SYNAGEVA BIOPHARMA CORP.

(Exact name of registrant as specified in charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Hayden Avenue

Lexington, MA 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 357-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, Synageva BioPharma Corp., a Delaware corporation (“Synageva” or the “Company”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Parent’s wholly owned subsidiaries, Pulsar Merger Sub Inc., a Delaware corporation (“Purchaser”) and Galaxy Merger Sub LLC, a Delaware limited liability company (“Merger Sub 2”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), with each Share accepted by Purchaser in the Offer to be exchanged for the right to receive $115.00 in cash and 0.6581 shares of Purchaser common stock, plus cash in lieu of any fractional shares, in each case, without interest, but subject to any applicable withholding of taxes (together, the “Transaction Consideration”). If the conditions of the Offer are satisfied and the Offer closes, Parent would acquire any remaining Shares by a merger of Purchaser with and into the Company (the “First Merger”), with the Company surviving the First Merger. Immediately following the First Merger, the Company, as the surviving company of the First Merger, will be merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a wholly owned direct subsidiary of Parent. The Company and Parent intend, for U.S. federal income tax purposes, that the Offer and the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

The obligation of Parent and Purchaser to consummate the Offer is subject, among other conditions, to the condition that there be validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the Shares outstanding as of the scheduled expiration of the Offer (such condition, the “Minimum Condition”). The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. Accordingly, no vote of the Company stockholders will be required in connection with the First Merger if Parent and Purchaser consummate the Offer. The Merger Agreement contemplates that, if the Offer is completed, the First Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the First Merger upon the acquisition by Purchaser of one Share more than 50% of the number of Shares that are then issued and outstanding.

The Merger Agreement also provides an alternative means by which the First Merger may be consummated even if the Offer is not completed, through a “long-form” merger, which accordingly requires the approval of Synageva stockholders. If any of the conditions to the Offer are not satisfied at any scheduled expiration date of the Offer occurring after July 12, 2015, Purchaser may terminate the Offer and deliver a meeting request to the Company requesting that the Company convene a meeting of stockholders to vote on the adoption of the Merger Agreement. In such circumstances, the obligation of Parent and Purchaser to consummate the Mergers is subject to, among other conditions, the condition that a majority of the Shares outstanding as of the record date for the meeting of stockholders of Synageva vote in favor of adoption of the Merger Agreement.

Regardless of transaction structure, in the First Merger, each outstanding Share of Company common stock not tendered in the Offer and accepted for payment, other than Shares of Company common stock owned by Parent, the Company (in the treasury of the Company), subsidiaries of either Parent or the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Transaction Consideration. No fractional shares of Parent common stock will be issuable in the Offer or the First Merger, and each Company stockholder who otherwise would be entitled to receive a fraction of a share of Parent common stock pursuant to the Offer or the First Merger will be paid an amount in cash (without interest) equal to such fractional part of a share of Parent common stock multiplied by the average of the closing prices per share of Parent common stock on Nasdaq for the ten full trading days ending on the third business day prior to the Closing Date, rounded to the nearest one-hundredth of a cent.

The obligation of Purchaser to consummate the Offer or the First Merger is also subject to the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. Consummation of the Offer or the First Merger is not subject to a financing condition.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent, Purchaser and Merger Sub 2. The Company has agreed to operate its business in the ordinary course until the completion of the transactions. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. Parent and Purchaser have agreed to use reasonable best efforts to obtain approval of the proposed transactions, under the Hart-Scott-Rodino Improvements Act of 1976, as amended.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $325 million. The Company must pay Parent the $325 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that the board of directors of the Company has determined is superior to Parent’s, in each case, as is described in further detail in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $325 million if the Merger Agreement is terminated and, within twelve months following such termination, the Company enters into an agreement for, or consummates, a business combination transaction of the type described in the relevant provisions of the Merger Agreement. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement.

The board of directors of the Company unanimously (i) adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Mergers, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders and (iii) resolved to recommend that the Company’s stockholders tender their Shares into the Offer, or if the Offer is not completed, that the Company stockholders adopt the Merger Agreement at a meeting of stockholders.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company or Parent in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Merger Agreement. The Merger Agreement includes representations, warranties and covenants of the Company, Parent, Purchaser and Merger Sub 2 made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Purchaser, Parent and Merger Sub 2 and may be subject to important qualifications and limitations agreed to by the Company, Purchaser, Parent and Merger Sub 2 in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s or Parent’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser, Parent and Merger Sub 2 rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Purchaser, Merger Sub 2 or any of their respective subsidiaries or affiliates.

Voting and Support Agreements

On May 5, 2015, concurrently with the execution of the Merger Agreement, Thomas J. Tisch, a director of the Company, and investment funds advised by an adviser affiliated with Felix J. Baker, a director of the Company, entered into voting and support agreements with Parent and Purchaser, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote all Shares beneficially owned by such stockholders, representing approximately 33.36 % of the outstanding Shares of the Company, in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the First Merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their Shares into, any competing offer or acquisition proposal.

Important Information for Investors and Security Holders

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Synageva stock. Parent has not commenced the Offer. Upon commencement of the Offer, Parent will file with the SEC a Tender Offer Statement on Schedule TO. Following commencement of the Offer, Synageva will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. In addition, Parent will file a registration statement on Form S-4 that will serve as a prospectus for the shares of Parent stock to be issued as the Transaction Consideration. If the offer is successfully completed, the remaining shares of Synageva stock will be purchased by Parent in a second-step merger and, in accordance with applicable law, no vote by the Synageva stockholders will be required. Under certain circumstances described in the definitive transaction documents, the parties may determine to instead to terminate the Offer and effect the transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a separate registration statement on Form S-4 filed by Parent that will serve as a prospectus for the shares of Parent stock to be issued as Transaction Consideration and as a proxy statement for the solicitation of votes of Synageva stockholders to approve the merger. Stockholders are urged to read the Tender Offer Statement (including the offer to purchase, a related letter of transmittal and other offer documents), the Solicitation/Recommendation Statement on Schedule 14D-9 and the Registration Statements on Form S-4 when such documents become available, as they will contain important information about the Offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Requests for copies of the Tender Offer Statement, the Schedule 14D-9, and the Registration Statements on Form S-4 and other documents filed by Synageva with the SEC may be made by written request to the Investor Relations Department, Synageva BioPharma Corp., 33 Hayden Avenue, Lexington, MA 02421, telephone number (781) 357-9947 or from Synageva’s website, synageva.com and requests for copies of the Tender Offer Statement, the Proxy Statement of the Registration Statements on Form S-4 and other documents filed by Parent with the SEC may be made by written request to Investor Relations Department, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, CT 06410, telephone number (203) 699-7722 or from Parent’s website, alexionpharm.com.

If the exchange offer is terminated and the parties seek to effect the transaction by merger only, in which case, the approval of Synageva stockholders must be obtained, Synageva and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Synageva’s stockholders in connection with the proposed transactions. Information about Synageva’s directors and executive officers and their ownership of Synageva’s common stock is set forth in Synageva’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 25, 2015 and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 28, 2015. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Synageva may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Synageva shareholders will be included in the Schedule 14D-9 and the Proxy Statement of the Company/Prospectus and Registration Statement on Form S-4.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2015, the board of directors of the Company adopted an amendment to the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), which amendment took effect upon adoption by the the board of directors of the Company. Specifically, a new Section 5.10 was added to the Bylaws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (collectively, the “Delaware Courts”), will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. The new provision further provides that any stockholder of the Company will be deemed to have consented to the provision. The foregoing description is qualified in its entirety by reference to the marked copy of the Bylaws, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On May 6, 2015, the Company and Parent issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 5, 2015, Synageva indefinitely postponed its 2015 Annual Meeting of Stockholders, originally scheduled for Friday, June 26, 2015, due to the recently announced Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Reorganization, dated May 5, 2015, among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc., Galaxy Merger Sub LLC and Synageva BioPharma Corp. Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

3.1	Third Amended and Restated Bylaws of Synageva BioPharma Corp. (marked).

99.1	Joint Press release issued by Alexion Pharmaceuticals, Inc. and Synageva BioPharma Corp. dated May 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synageva BioPharma Corp.

By:	/s/ Sanj K. Patel
Name: Title:	Sanj K. Patel President and Chief Executive Officer

Date: May 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated May 5, 2015, among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc., Galaxy Merger Sub LLC and Synageva BioPharma Corp. Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

3.1	Third Amended and Restated Bylaws of Synageva BioPharma Corp. (marked).

99.1	Joint Press release issued by Alexion Pharmaceuticals, Inc. and Synageva BioPharma Corp. dated May 6, 2015.

8